Exhibit 5.0

direct dial 202 508 5820

direct fax 202 204 5620

jrappoport@kilpatricktownsend.com

June 30, 2016

Board of Directors

MB Bancorp, Inc.

1920 Rock Spring Road

Forest Hill, Maryland 21050

Re:	MB Bancorp, Inc. 2016 Equity Incentive Plan

Board Members:

We have been requested by MB Bancorp, Inc., an Maryland corporation (the “Company”), to issue our opinion in connection with the registration of shares of Stock of the Company’s common stock, par value $0.01 per share (“Common Stock”), under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement on Form S-8 (the “Registration Statement”) covers 211,600 shares of Stock of Company Common Stock that may be issued upon the exercise of stock options and 84,640 shares of Stock of Company Common Stock that may be issued upon the vesting of stock awards under the MB Bancorp, Inc. 2016 Equity Incentive Plan (the “Plan”).

We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed but have not verified (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the originals of all documents supplied to us as copies; and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiaries.

Based on the foregoing, and limited in all respects to Maryland law, it is our opinion that the shares reserved for issuance under the Plan are duly authorized and upon payment for such shares and issuance in the manner described in the Plan, the shares will be validly issued, fully paid and nonassessable.

We note that, although certain portions of the Registration Statement (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of “experts” within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including, without limitation, the financial statements or schedules or the other financial information or data included therein.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading “Interests of Named Experts and Counsel” therein.

Very truly yours,

KILPATRICK TOWNSEND & STOCKTON LLP

/s/ Joel Rappoport
Joel Rappoport, a Partner